EXHIBIT (i)(2)



                               CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 66 to the Registration Statement of Eaton Vance Special Investment Trust (1933 Act File No. 2-27962) of my opinion dated October 23, 2002, which was filed as Exhibit (i) to Post-Effective Amendment No. 65.


                                /s/ Robert J. Toner
                                Robert J. Toner, Esq.


December 30, 2002
Boston, Massachusetts